Exhibit 21
Central And South West Corporation
Subsidiaries of the Registrant
As of December 31, 1999

Company Name                                    State or Jurisdiction of
Business Conducted Under Same Name              Incorporation/Formation
----------------------------------              ------------------------
Central Power and Light Company                 Texas
539 North Carancahua Street
Corpus Christi, Texas 78401-2802

CPL Capital I                                   Delaware
1616 Woodall Rodgers Freeway
Dallas, Texas 75202-1234

Public Service Company of Oklahoma              Oklahoma
212 East 6th Street
Tulsa, Oklahoma 74119-1212

PSO Capital I                                   Delaware
1616 Woodall Rodgers Freeway
Dallas, Texas 75202-1234

Southwestern Electric Power Company             Delaware
428 Travis Street
Shreveport Louisiana 71156-0001

SWEPCO Capital I                                Delaware
1616 Woodall Rodgers Freeway
Dallas, Texas 75202-1234

West Texas Utilities Company                    Texas
301 Cypress Street
Abilene, Texas 79601-5820

SEEBOARD, plc                                   United Kingdom
Registered Office
Forest Gate, Brighton Road
Crawley, West Sussex RH11 9BH

Central and South West Services, Inc.           Texas
2 West Second Street
Tulsa, Oklahoma 74103-3102
       and
1616 Woodall Rodgers Freeway
Dallas, Texas 75202-1234

C3 Communications, Inc.                         Delaware
1705 South Capital of Texas Highway - Suite 400
Austin, Texas 78746

CSW Credit, Inc.                                Delaware
1616 Woodall Rodgers Freeway
Dallas, Texas 75202-1234

CSW Energy, Inc.                                Texas
1616 Woodall Rodgers Freeway
Dallas, Texas 75202-1234

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Company Name                                    State or Jurisdiction of
Business Conducted Under Same Name              Incorporation/Formation
----------------------------------              ------------------------
CSW Energy Services, Inc.                       Texas
1616 Woodall Rodgers Freeway
Dallas, Texas 75202-1234

CSW International, Inc.                         Delaware
1616 Woodall Rodgers Freeway
Dallas, Texas 75202-1234

CSW Leasing, Inc.                               Delaware
1616 Woodall Rodgers Freeway
Dallas, Texas 75202-1234

EnerShop Inc.                                   Delaware
2777 Stemmons Freeway - Suite 700
Dallas, Texas 75207-2214


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